Exhibit 99.1

News Release From Nuance Communications
For Immediate Release
Contacts:

For Investors and Press	For Press
Richard Mack	Rebecca Paquette
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: rebecca.paquette@nuance.com
Nuance Announces First Fiscal Quarter 2009 Results
Strong Revenues in Healthcare, On-Demand Solutions and Services
Help Lift Margins and Cash Flows
BURLINGTON, Mass., February 9, 2009 — Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the first fiscal quarter ended December 31, 2008.
Nuance reported GAAP revenues of $216.8 million in the quarter ended December 31, 2008, an 11 percent increase over GAAP revenues of $195.0 million in the quarter ended December 31, 2007. The Company reported non-GAAP revenue of approximately $244.4 million, which includes $27.6 million in revenue lost to accounting treatment in conjunction with the Company’s business and technology acquisitions. Using the non-GAAP measure, revenue grew approximately 17 percent over the same quarter last year.
Nuance recognized a GAAP net loss of $24.6 million, or $(0.10) per share, in the quarter ended December 31, 2008, compared with a net loss of $15.4 million, or $(0.08) per share, in the quarter ended December 31, 2007. Nuance reported non-GAAP net income of $61.0 million, or $0.24 per diluted share, for the period ending December 31, 2008, compared to non-GAAP net income of $38.8 million, or $0.18 per diluted share, in the same period last year.
The non-GAAP net income amount excludes non-cash income taxes and interest, amortization of intangible assets, non-cash share-based payments, acquisition-related transition and integration costs, and restructuring and other charges (credits), net. Non-GAAP net income includes revenue and cost of revenue related to acquisitions that would otherwise be recognized but for the accounting treatment related to the acquisitions. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
“Nuance delivered a solid first quarter of fiscal 2009 despite deteriorating economic conditions,” said Paul Ricci, chairman and CEO, of Nuance. “We continued to witness strong demand for our healthcare solutions. We saw sustained momentum across our on-demand and other recurring revenue streams, demonstrating resiliency in a turbulent market. And, we maintained strict operational discipline and spending controls, which helped improve margins and delivered record cash flows in the quarter.”

Highlights for the quarter include:
•	Healthcare-Dictation Solutions — Nuance experienced robust performance from its healthcare and dictation solutions, delivering non-GAAP revenue of $114.0 million, up 44 percent, as reported, from the same quarter last year. The Company experienced continued growth for its hosted, on-demand offerings which enable rapid economic returns and compelling quality advantages in clinical documentation for healthcare organizations. Nuance witnessed strong demand for Dragon Medical among physician practices and healthcare clinics, as well as for speech recognition capabilities in electronic medical record (EMR) deployments. Revenues of Dragon NaturallySpeaking within global consumer and non-medical markets, however, declined in the quarter, reflecting a significant slowdown in purchasing in conventional Windows-based software channels.
•	Mobile-Enterprise Solutions — Non-GAAP revenues for Nuance’s enterprise and mobile solutions were $113.4 million, up 3 percent, as reported, from the same quarter last year. The Company sustained growth in its enterprise call center solutions in North America, as its on-demand and direct solution sales supplanted the continued deterioration of revenues from enterprise channel partners. Nuance’s European enterprise business performed sluggishly during the quarter. The Company’s mobile business performed essentially as expected, as increasing acceptance of its solutions among top-tier OEMs was offset by unit shipment shortfalls among our OEM partners.
•	Imaging — Revenues for Nuance’s PDF and document imaging solutions were $17.0 million, down 12 percent, as reported from the same quarter last year. Although revenues continued to be strong among OEM providers, overall performance was lower than expected due to a general weakness in consumer, retail and e-commerce channels.
•	Operational Achievement and Discipline — Nuance achieved non-GAAP operating margins of 29 percent, three percentage points better than the first quarter of 2008. Non-GAAP gross margins of 70 percent were up slightly from a year ago. The Company reported record cash flows from operations of $80.8 million compared to $41.0 million in the same quarter last year. In addition, Nuance enacted additional measures, such as a small workforce reduction and accelerated acquisition integrations, to protect its operating margins in the event economic conditions worsen in future periods.
Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. This process and these remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the Company’s quarterly conference call. The remarks will be available at www.nuance.com/earningsresults in conjunction with the press release.
As previously scheduled, the conference call will begin today, February 9, 2009 at 5:00 pm ET and will include only brief comments followed by questions and answers. These prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 398-9389 or (612) 332-0342 five minutes prior to the call and referencing conference code 984207. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 984207.
About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2008 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. The information included in this press release should not be viewed as a substitute for full financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired asset in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the three months ended December 31, 2008 and 2007, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition-Related Revenue and Expenses. We include revenue related to our acquisitions, primarily from Phillips Speech Recognition Systems, Tegic and VoiceSignal, that we would otherwise recognize but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have otherwise recognized had we not acquired intellectual property and other assets from the same customer during the quarter. We include non-GAAP revenue and cost of revenue to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets; (iii) in-process research and development; and (iv) costs associated with the investigation of the financial results of acquired entities. In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention and earnout bonuses for employees from acquisitions. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the investigation and, if necessary, restatement of the financial results of acquired entities. We also incur post-closing legal and other professional services fees for non-recurring compliance and regulatory matters associated with acquisitions. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of share-based payments allows for more accurate comparisons of our operating results to our peer companies. We believe that excluding these non-cash expenses provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash-based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial Tables Follow
Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31
	2008	2007
Revenue:
Product and licensing	$85,575	$97,936
Professional services, subscription and hosting	90,192	62,420
Maintenance and support	41,067	34,668

Total revenue	216,834	195,024

Cost of revenue:
Product and licensing	8,757	11,585
Professional services, subscription and hosting	58,482	44,824
Maintenance and support	7,043	7,445
Amortization	8,018	4,987

Total cost of revenue	82,300	68,841

Gross profit	134,534	126,183

Operating expenses:
Research and development	31,013	27,846
Sales and marketing	61,246	56,007
General and administrative	30,257	25,235
Amortization	17,348	11,499
Restructuring and other charges (credits), net	2,098	2,152

Total operating expenses	141,962	122,739

Income (loss) from operations	(7,428)	3,444

Other income (expense), net	(5,511)	(14,244)

Loss before income taxes	(12,939)	(10,800)

Provision for income taxes	11,611	4,625

Net loss	$(24,550)	$(15,425)

Net loss per share:
Basic and diluted	$(0.10)	$(0.08)

Weighted average common shares outstanding:
Basic and diluted	236,237	194,528

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31
	2008	2007

GAAP revenue	$216,834	$195,024
Purchase accounting adjustment — revenue (3)	27,609	14,028

Non-GAAP revenue	$244,443	$209,052

GAAP cost of revenue	$82,300	$68,841
Cost of revenue from amortization	(8,018)	(4,987)
Non-cash share-based compensation (1)	(1,932)	(1,934)
Acquisition related transition and integration costs (2)	39	180
Purchase accounting adjustment — cost of revenue (3)	145	1,156

Non-GAAP cost of revenue	$72,534	$63,256

GAAP net income (loss)	$(24,550)	$(15,425)
Cost of revenue from amortization	8,018	4,987
Amortization of intangible assets	17,348	11,499
Non-cash share-based payments (1)	16,987	15,175
Non-cash interest expense, net	1,445	1,305
Restructuring and other charges (credits), net	2,098	2,152
Non-cash income taxes	6,311	2,825
Purchase accounting adjustment — cost of revenue (3)	(145)	(1,156)
Purchase accounting adjustment — revenue (3)	27,609	14,028
Acquisition-related transition and integration costs (2)	5,864	3,456

Non-GAAP net income	$60,985	$38,846

Non-GAAP diluted net income per share	$0.24	$0.18

Diluted weighted average common shares outstanding	255,004	219,446

	Three months ended
	December 31
	2008	2007
(1) Non-cash share-based payments
Cost of product and licensing	$2	$4
Cost of professional services, subscription and hosting	1,780	1,604
Cost of maintenance and support	150	326
Research and development	2,690	3,584
Sales and marketing	7,331	5,040
General and administrative	5,034	4,617

Total	$16,987	$15,175

(2) Acquisition-related transition and integration costs
Cost of product and licensing	$—	$1
Cost of professional services, subscription and hosting	(39)	(255)
Cost of maintenance and support	—	74
Research and development	463	399
Sales and marketing	772	1,103
General and administrative	4,668	2,134

Total	$5,864	$3,456

(3) Purchase accounting adjustments
Revenue	$27,609	$14,028
Cost of product and licensing	4	30
Cost of professional services, subscription and hosting	(85)	(1,186)
Cost of maintenance and support	(64)	—

Total	$27,464	$12,872

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31, 2008	September 30, 2008
ASSETS

Current assets:
Cash and cash equivalents	$239,359	$261,540
Marketable securities	—	56
Accounts receivable and unbilled receivables, net	195,836	217,999
Inventories, net	7,897	7,152
Prepaid expenses and other current assets	37,305	28,536

Total current assets	480,397	515,283

Land, building and equipment, net	52,666	46,485
Goodwill	1,789,024	1,655,773
Intangible assets, net	670,188	585,023
Other assets	39,749	43,635

Total assets	$3,032,024	$2,846,199

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long term debt and capital leases	$6,944	$7,006
Contingent and deferred acquisition payments	84,100	113,074
Accounts payable and accrued expenses	164,668	133,616
Deferred and unearned revenue	154,171	118,902
Other short term liabilities	10,620	9,166

Total current liabilities	420,503	381,764

Long-term portion of debt and capital leases	892,725	894,184
Long-term deferred revenue	18,548	18,134
Other long term liabilities	128,305	127,209

Total liabilities	1,460,081	1,421,291

Stockholders’ equity	1,571,943	1,424,908

Total liabilities and stockholders’ equity	$3,032,024	$2,846,199

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